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                                                                      EXHIBIT 21




                        SUBSIDIARIES OF THE REGISTRANT


NAME                                                      STATE OF ORGANIZATION
----                                                      ---------------------

DAP/LUBECO Corporation...................................          Nevada
DAP/LUBECO Partnership...................................          Nevada
HLA Acquisition, Inc.....................................         Delaware


     All subsidiaries conduct business under their respective legal names.